UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): November 1, 2018
Hamilton Lane Incorporated
(Exact Name of Registrant as specified in its charter)

Delaware	001-38021	26-2482738
(State or other jurisdiction of incorporation)	(Commission File No.)	(IRS Employer Identification No.)

One Presidential Blvd., 4th Floor Bala Cynwyd, PA	19004
(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code: (610) 934-2222
Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2 (b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company    ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.    ☒

Item 7.01.	Regulation FD Disclosure.

Hamilton Lane Incorporated (the “Company”) is aware that Abraaj Investment Management Limited and Abraaj Holdings (together, “Abraaj”) are currently in provisional liquidation proceedings in the Cayman Islands, that joint provisional liquidators (“JPLs”) have been appointed by the Cayman Islands court to administer these entities, and that mismanagement and/or other wrongdoing is alleged to have occurred at these entities prior to their entry into liquidation proceedings. Of the Company’s more than $471 billion in client assets under management or advisement as of June 30, 2018, less than 0.1% is invested in Abraaj-managed funds. Approximately $500,000 of the Company’s total investments of $141 million as of June 30, 2018 are invested in Abraaj-managed funds. In light of the situation at Abraaj, the Company is working with the JPLs, other investors in Abraaj-managed funds and advisors to such investors to investigate these matters. The Company is also working with the JPLs regarding one or more potential transactions relating to the management of the investments in Abraaj-managed funds.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HAMILTON LANE INCORPORATED

Date: November 1, 2018

	By:	/s/ Lydia A. Gavalis
		Name:	Lydia A. Gavalis
		Title:	General Counsel and Secretary